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                                                                  EXHIBIT 10.4

                 [AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION LOGO]


             STANDARD  INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET
                  (DO NOT USE THIS FORM FOR MULTI-TENANT PROPERTY)

1.     BASIC PROVISIONS ("BASIC PROVISIONS")

       1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, ____________________ 1994 is made by and between California State Teachers' Retirement System, a retirement system created pursuant to the laws of the State of California ("LESSOR") and Babe, Inc., a California corporation, dba Bebe ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

       1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 380 Valley Drive, Brisbane located in the County of San Mateo, State of California and generally described as (describe briefly the nature of the property) all that property and improvements thereon, including an approximately 69,743 square foot building, located on Assessor's Parcel #005-171-050 ("PREMISES"). (See Paragraph 2 for further provisions.)

       1.3 TERM: 7 years and 6 months ("ORIGINAL TERM") commencing SEE ADDENDUM ("COMMENCEMENT DATE") and ending _______________________ ("EXPIRATION DATE"). (See Paragraph 3 for further provisions.)

       1.4    EARLY POSSESSION: _________________________ ("EARLY POSSESSION
DATE"). (See Paragraphs 3.2 and 3.3 for further provisions.)

       1.5 BASE RENT: $31,384.35 per month ("BASE RENT"), payable on the first day of each month commencing SEE ADDENDUM
________________________________________________________________________________
________________________________________________________________________________
(See Paragraph 4 for further provisions.) / / If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

       1.6    BASE RENT PAID UPON EXECUTION: $ None as Base Rent for the period
________________________________________________________________________________
________________________________________________________________________________
       1.7 SECURITY DEPOSIT: $31,384.35 ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)
       1.8 PERMITTED USE: general office, administration, and warehousing, storage and distribution of clothing and accessories, and for no other use or purpose (See Paragraph 6 for further provisions.)
       1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See Paragraph 8 for further provisions.)
       1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
________________________________________________________________ represents
/ / Lessor exclusively ("LESSOR'S BROKER"); / / both Lessor and Lessee, and Grubb & Ellis and Edward Zampa and Co. represents /X/ Lessee exclusively ("LESSEE'S BROKER"); / / both Lessee and Lessor. (See Paragraph 15 for further provisions.)
       1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by ________________________________________________ ("GUARANTOR")
(See Paragraph 37 for further provisions.)
       1.12 ADDENDA. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through _____ and Exhibits / / all of which constitute a part of this Lease.

2.     PREMISES.
       2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor. the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

       2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease. SEE ADDENDUM

3.     TERM.

       3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

       3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.


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       3.3    DELAY IN POSSESSION.  If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. SEE ADDENDUM

4.     RENT.

       4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. It Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, SEE ADDENDUM, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.     USE.

       6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

       6.2    HAZARDOUS SUBSTANCES.

              (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. SEE ADDENDUM

              (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises.

              (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

       6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

       6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable prior written notice to Lessee for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.     MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
ALTERATIONS.

       7.1    LESSEE'S OBLIGATIONS.

              (a)    Subject to the provisions of Paragraph


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7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14
(condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the non-structural portions of the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), ceilings, roofs, floors, windows, doors, plate glass, skylights landscaping, driveways, parking lots, fences, retaining walls, signs (other than signs identifying Lessor, which shall be maintained by Lessor) and sidewalks located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for ten (10) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every ten
(10) years.  SEE ADDENDUM

              (b) Lessee shall at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the inspection, maintenance and service of the following equipment and improvements, if any, located on the
Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

       7.2 LESSOR'S OBLIGATIONS. Except for the warranties and agreements of Lessor contained in Paragraphs 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs. SEE ADDENDUM

       7.3    UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.  SEE ADDENDUM

              (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises.
The term "ALTERATIONS" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof does not exceed $75,000 in any four year period.

              (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

              (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, in connection with the contest of any such lien, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

       7.4    OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

              (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

              (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.     INSURANCE; INDEMNITY.

       8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.
Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due. SEE ADDENDUM

       8.2    LIABILITY INSURANCE.

              (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor and AMB Institutional Realty Advisors, Inc. (each as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.
Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

              (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.


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       8.3 PROPERTY INSURANCE--BUILDING, IMPROVEMENTS AND RENTAL VALUE. SEE
ADDENDUM

              (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDER(S)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph
8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deuctible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

              (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve
(12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

              (c) ADJACENT PREMISES. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

              (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

       8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

       8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense. SEE ADDENDUM

       8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("WAIVING PARTY") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. SEE ADDENDUM

       8.7. INDEMNITY. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. SEE ADDENDUM

       8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.     DAMAGE OR DESTRUCTION.

       9.1    DEFINITIONS.

              (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

              (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

              (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

              (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

              (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

       9.2 PARTIAL DAMAGE--INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty
(60) days following the occurrence of the damage or destruction.

Premises Partial Damage due to flood or earthquake shall be treated in the manner provided for Premises Partial Damage that is not an Insured Loss rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

       9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6. SEE ADDENDUM

       9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("EXERCISE PERIOD"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

       9.6    ABATEMENT OF RENT; LESSEE'S REMEDIES.

              (a) In the event of damage described in Paragraph 9.2 (Partial Damage--Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues from and after the date of the casualty (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration. SEE ADDENDUM

              (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

       9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten
(10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve
(12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment.
 In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

       9.8 TERMINATION--ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.

       9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.    REAL PROPERTY TAXES.  SEE ADDENDUM

       10.1   (a)    PAYMENT OF TAXES.  Lessee shall pay the Real Property
Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

              (b) ADVANCE PAYMENT. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: )i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a) at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

       10.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. SEE ADDENDUM

       10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

       10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.    ASSIGNMENT AND SUBLETTING.  SEE ADDENDUM

       12.1   LESSOR'S CONSENT REQUIRED.

              (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

              (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period.

              (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

       12.2   TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

              (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease,
(ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

              (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

              (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

              (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

              (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

              (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

13.    DEFAULT; BREACH; REMEDIES.

       13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined) under Paragraph 13.1(b) below, $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

              (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

              (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three
(3) days following written notice thereof by or on behalf of Lessor to Lessee.

              (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or
(viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

              (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

              (e) The occurrence of any of the following events: (i) The making by lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

              (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

       13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may: SEE ADDENDUM

              (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve thereinthe right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

              (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

              (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

              (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

       13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten
(10) days after such amount shall be due, more than once in any 12 month period then, without any requirement for notice to Lessee, and Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

       13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. SEE ADDENDUM

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures in the event that this Lease is not terminated by reason of such condemnation. Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.    BROKER'S FEE.

       15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

       15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers.

       15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

       15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.    TENANCY STATEMENT.

       16.1 Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

       16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor provided that if any uncured Lessor default then exists, such relief of liability shall not be effective until the cure of such default. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.    NOTICES

       23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

       23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. SEE ADDENDUM

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

       30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

       30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:
(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or
(iii) be bound by prepayment of more than one (1) month's rent.

       30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

       30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEY'S FEES. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (20) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent, Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    CONSENTS.

              (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefore. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request.
 Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

              (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.    OPTIONS.  SEE ADDENDUM

       39.1 DEFINITION. As used in this Paragraph 39 the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor.

              SEE ADDENDUM

       39.3 MULTIPLE OPTIONS. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

       39.4   EFFECT OF DEFAULT ON OPTIONS.

              (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, if Lessee is in monetary Default of this Lease, which is not cured within the cure period set forth in Paragraph 13.1(b) after Lessee's receipt of written notice thereof.

              (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

40. MULTIPLE BUILDINGS. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee shall pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. It either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This tone is not intended to be binding until executed by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.


LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

       IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOGGED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at _____________________________        Executed at San Francisco

on ______________________________________        on Aug 8th, '94

by LESSOR:                                       by LESSEE:

STATE TEACHERS' RETIREMENT SYSTEM, a             Babe, Inc., a California corporation
retirement system created pursuant to            dba Bebe
the laws of the State of California

By: AMB INSTITUTIONAL REALTY ADVISORS, INC., a   By /s/ Manny Mashouf

Name Printed: California corporation             Name Printed: MANNY MASHOUF

Title:        as advisor                         Title:        President

By  /s/ Gayle P. Starr                           By ______________________________________

Name Printed: ___________________________        Name Printed: ___________________________

Title: __________________________________        Title: __________________________________

Address: ________________________________        Address: ________________________________

_________________________________________        _________________________________________

Tel. No (___) ______Fax No. (___) _______        Tel. No (___) ______Fax No. (___) _______


NET                                  PAGE 10

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form. American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, Ca 90071, (213) 687-87777. Fax. No. (213)
687-8616.

          COPYRIGHT 1990--BY AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION.
                                ALL RIGHTS RESERVED.

         ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

       THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET (this "ADDENDUM") is made as of the _____ day of _____, 1994, by and between CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a retirement system created pursuant to the laws of the State of California ("LESSOR"), and BABE, INC., a California corporation, dba Bebe ("LESSEE").

                                      RECITALS

       A. Concurrently herewith, Lessor and Lessee have entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "LEASE"), with respect to the lease of certain "PREMISES" located at 380 Valley Drive, Brisbane, California, as more particularly described in the Lease. All terms used herein and defined in the Lease but not herein defined shall have the meaning ascribed to such terms in the Lease.

       B. Lessor and Lessee now desire to enter into this Addendum to amend and supplement the Lease as herein provided.

                                     AGREEMENT

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

       1. The "COMMENCEMENT DATE" shall be deemed to occur on the date which is thirty (30) days following Lessee's receipt from Lessor of the Lease and this Addendum fully executed by Lessor and Lessee. If Lessor is unable to deliver possession of the Premises to Lessee upon the Commencement Date, Lessee shall have no right to terminate the Lease or other remedy or claim against Lessor, except that Lessee shall be entitled to one day of abatement of Base Rent applicable to Base Rent first otherwise coming due under the Lease for each day following the Commencement Date until such delivery of possession of the Premises.

       2. Notwithstanding anything to the contrary contained in the Lease (including, without limitation, Lease ARTICLE 2):

              (a) Following the Commencement Date, the building located upon the Premises (the "BUILDING") shall be improved pursuant to SCHEDULE 1 attached hereto and incorporated herein by this reference. Lessee's obligation for the payment of Base Rent shall commence on the date which is six (6) months following the Commencement Date, provided that such six (6) month period shall be extended on a day for day basis, for any delay in the occurrence of the "SUBSTANTIAL COMPLETION" of the "LESSEE IMPROVEMENTS" due to the occurrence of any "FORCE MAJEURE EVENT" (as such terms are defined in SCHEDULE 1), provided that in no event shall such six (6) month period be extended pursuant hereto (i) by a period in excess of sixty (60) days due to Force Majeure Events in obtaining necessary building permits for the construction of the Lessee Improvements, or (ii) by an aggregate period in excess of ninety (90) days due to any and all Force Majeure Events.

              (b) Notwithstanding anything to the contrary contained in the Lease, Lessor makes no representation or warranty as to whether the Premises complies with Applicable Laws, including, without limitation, Applicable Laws respecting accessibility and/or use of the Premises by disabled persons (collectively, "DISABLED PERSONS LAWS"), including, without limitation, the Americans with Disabilities Act of 1990; except, however, that Lessor hereby represents that it has not received any written notice from applicable governmental authorities stating that the Premises is in violation of Applicable Laws. Without in any manner limiting the other obligations of Lessee under the Lease, as hereby amended, the "LESSEE IMPROVEMENTS" (as defined in SCHEDULE 1 attached hereto) shall include, without limitation, all alterations and improvements necessary to cause the Premises (including, without limitation, the Building entry area, entrance door and restrooms) to comply with all Disabled Persons Laws, and Lessee, at its sole cost and expense, shall cause the Premises to comply with all Disabled Persons Laws throughout the Lease term.

              (c) Prior to the Commencement Date, Lessor shall cause the abatement of certain asbestos-containing materials upon the Premises such that upon the Commencement Date, to Lessor's actual knowledge, the Premises shall comply with Applicable Laws respecting asbestos-containing materials. Throughout the term of the Lease, Lessor shall indemnify, defend and hold harmless Lessee from and against any and all liability, cost, loss, demand, claim, cause of action, cost and/or expense (including, without limitation, attorneys' fees and expenses), arising as a result of the presence of any "HAZARDOUS SUBSTANCES" (as hereinafter defined), including, without limitation, asbestos, existing upon the Premises as of the Commencement Date.

       3. Monthly Base Rent payable by Lessee pursuant to the Lease shall be adjusted on the commencement of the nineteenth (19th) month following the Commencement Date and at the expiration of each twelve (12) month period thereafter occurring during the Lease term (each such date is referred to herein as an "ADJUSTMENT DATE") to equal the product obtained by multiplying the monthly Base Rent in effect immediately preceding such Adjustment Date by a fraction, the numerator of which is the "INDEX" (as hereinafter defined) for the calendar month which is three (3) full months preceding the calendar month containing the Adjustment Date, and the denominator of which is the Index for the calendar month which is fifteen (15) full months preceding the calendar month containing the Adjustment Date. In no event shall any such adjustment upon an Adjustment Date result in an increase in monthly Base Rent in excess of four percent (4%) per annum on a cumulative and compounding basis or in a decrease in the monthly Base Rent. As used herein, the "INDEX" shall mean the Consumer Price Index for All Urban Consumers (San Francisco-Oakland-San Jose Area; Base 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics (the "BUREAU"). Should the Bureau discontinue the publication of the Index, publish the same less frequently or alter the same in some other manner, then Lessor shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

       4.     Notwithstanding anything to the contrary contained in Lease
ARTICLE 6, Lessee's Security Deposit shall accrue interest at the money market interest rates in effect from time to time during the Lease term, which interest shall be held, applied and/or refunded by Lessor in the manner set forth in the Lease with respect to the Security Deposit.

       5.     Notwithstanding anything to the contrary contained in Lease
ARTICLE 7:

              (a) Lessor shall be responsible, at Lessor's sole cost, for all maintenance and repairs required with respect to the Building foundation and structural components (and repairs to other portions of the Building where such repairs are necessitated by such repair of structural components) during the Lease term, except that Lessee shall be responsible for the cost of any such maintenance and/or repairs necessitated by the acts or omissions of Lessee and/or its employees, agents, representatives and/or contractors.

              (b) In the event Lessee's cumulative costs for roof repairs during the initial term of the Lease made following the Substantial Completion of the Lessee Improvements (exclusive of (i) routine maintenance such as clearing of downspouts and gutters, and (ii) roof repairs necessitated by the acts or omissions of Lessee and/or its employees, agents, representatives and/or contractors) exceed Twenty-Four Thousand Dollars ($24,000.00), Lessor shall thereafter be responsible, at its sole cost, for all repairs and maintenance and replacements to the Building roof during the Lease term (exclusive of roof repairs necessitated by the acts or omissions of Lessee and/or its employees, agents, representatives and/or contractors, which shall remain the responsibility of Lessee); except that if Lessor shall replace the Building roof (such replacement to be completed at Lessor's sole cost), Lessee shall thereafter be obligated for maintenance and repair of the Building roof in the manner set forth in the Lease.

              (c) In the event that the aggregate cost incurred by Lessee for repairs made following the Substantial Completion of the Lessee Improvements to any fence, sidewalk, driveway, parking lot or retaining wall upon the Premises during the Lease term (exclusive of (i) routine maintenance such as clearing of leaves, litter or debris, and (ii) repairs necessitated by the acts or omissions of Lessee and/or its employees, agents, representatives and/or contractors) is greater than or equal to the cost of replacement of such item, Lessor shall thereafter be responsible for all repairs and replacements (as necessary) to such item.

              (d) Lessor shall be responsible for making such repairs to other portions of the Building as are necessitated by damage caused by Lessor's performance of repairs and maintenance which are Lessor's responsibility pursuant to the Lease (as herein amended). For purposes of this SECTION 5, Lessee's costs of repairs shall be evidenced by paid invoices.

              (e) Lessee shall not be obligated to remove any Lessee Owned Alterations or Utility Installations upon the expiration of the Lease term or earlier termination of the Lease, except that Lessor may require Lessee, at Lessee's sole cost, to (i) remove such Lessee Alterations and/or Utility Installations which are particular to Lessee's use of the Premises and/or are located in the warehouse area of the Building and do not constitute office area or extensions of the office area of the Building, and (ii) promptly repair any damage to the Building or Premises resulting from such removal and restore the affected portion of the Building and/or Premises to the condition existing prior to the installation thereof, ordinary wear and tear excepted. Other than the "PARTITIONS" (as defined in SCHEDULE 1), Lessee shall remove its Trade Fixtures from the Premises upon such expiration or earlier termination, and repair any damage resulting from such removal, ordinary wear and tear excepted.

              (f) The parties hereby acknowledge that the word "parkways" has been deleted from Lease PARAGRAPH 7.1(a) because there are no parkways existing upon the Building or other portions of the Premises.

       6. Notwithstanding anything to the contrary contained in Lease PARAGRAPH 6.2:

              (a) Lessee warrants that Lessee's business and all activities to be performed by Lessee in, on or about the Premises shall comply with all Applicable Laws respecting Hazardous Substances and Lessee agrees to change any such activity or install any equipment, safety devices, pollution control systems and/or other installations as may be required at any time during the Lease term to comply therewith.

              (b) Lessee shall not cause or permit any Hazardous Substance to be brought upon, kept, or used in or about the Premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Lessor. If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Substance on the Premises caused or permitted by Lessee or otherwise caused to be located upon the Premises during the Lease term results in contamination of the Premises or any adjacent property, then Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises and/or adjacent property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and/or adjacent property, damages arising from any adverse impact on marketing of the Premises and/or adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term (including any Option Term) as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Substance present in the soil or ground water on or under the Premises and/or adjacent property. Without limiting the foregoing, if the presence of any Hazardous Substance on the Premises caused or permitted by Lessee results in any contamination of the Premises and/or adjacent property, Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises and/or adjacent property to the condition existing prior to the introduction of any such Hazardous Substance to the Premises and/or adjacent property; provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or adjacent property.

              (c) Lessor shall have the right, but not the duty, to inspect the Premises at any time to determine whether Lessee is complying with the requirements of the Lease (as hereby amended). If Lessee is not in compliance with the requirements of the provisions of the Lease (as hereby amended) relating to Hazardous Substances, Lessor shall have the right, but not the obligation, to immediately enter upon the Premises to remedy any condition caused by Lessee's failure to comply with the requirements of the Lease (as hereby amended). Lessor shall use reasonable efforts to minimize interference with Lessee's business as a result of any such entry by Lessor but shall not be liable for any interference caused thereby.

       7.     Notwithstanding anything to the contrary in Lease ARTICLE 8:

              (a) Any policy of insurance required by the Lease and/or this Addendum (including, without limitation, SCHEDULE 1 attached hereto) to be maintained by Lessee in connection with the Premises shall name both Lessor and AMB Institutional Realty Advisors, Inc. as additional insureds, and shall be primary and non-contributing with respect to any insurance maintained by Lessor.

              (b)    If the waiver of subrogation pursuant to Lease PARAGRAPH
8.6 results in an additional premium charge to Lessor, Lessee agrees to promptly pay Lessor such additional charge upon receiving a written billing therefor. However, if such insurance policies cannot be obtained with a waiver of subrogation, the parties are relieved of the obligation to obtain such a waiver hereunder.

              (c) Lessor shall have the right to require Lessee to make payment for Lessor's insurance costs to be reimbursed by Lessee pursuant to Lease PARAGRAPH 8.1 monthly in advance on the basis of Lessor's reasonable estimate of the amount of such costs, subject to annual reconciliation Lessee payment or Lessor refund, as applicable, to be made within thirty (30) days following Lessor's delivery to Lessee of a statement of such insurance costs for the applicable year. In the event Lessor so requires such payment on a monthly estimated basis subject to annual reconciliation, (i) Lessor shall deliver a statement of actual insurance costs to be so reimbursed by Lessee within ninety (90) days following the close of each applicable year during the Lease term for which such payment is made on such estimated basis or as soon thereafter as information pertaining thereto becomes available to Lessor, and (ii) Lessor shall have the right to adjust its estimate of such costs from time to time during the Lease term upon written notice to Lessee, based upon reasonably anticipated changes in the amount of such costs.

              (d) In the event Lessor elects to maintain earthquake insurance pursuant to Lease PARAGRAPH 8.3(a) and the occurrence of any Insured Loss, in no event shall Lessee be liable for the amount of any deductible under such policy of earthquake insurance. Lessor shall maintain such earthquake insurance with respect to the Premises for so long as maintenance thereof is commercially reasonable in Lessors reasonable business judgment. Lessor presently maintains such earthquake insurance with respect to the Premises and shall promptly notify Lessee in writing in the event Lessor ceases to maintain such earthquake insurance.

              (e) Lessee's obligation for indemnity pursuant to Lease PARAGRAPH 8.7 shall only apply to the extent (i) Lessor does not receive proceeds covering the applicable matter from any policy of insurance maintained by Lessee pursuant to the provisions of Lease PARAGRAPH 8, or (ii) the applicable matter is not covered by any policy of insurance required to be maintained by Lessor pursuant to the provisions of Lease PARAGRAPH 8.

              (f) Lessor shall indemnify, defend and hold harmless Lessee from and against any and all liability, claim, demand, cause of action, loss, cost and/or expense (including, without limitation, attorneys' fees and expenses) to the extent incurred as a result of the negligence or wilful misconduct of Lessor its employees or agents, except to the extent the same is covered by insurance maintained by Lessee or such insurance as Lessee is required to maintain pursuant to the Lease (as hereby amended).

       8.     Notwithstanding anything to the contrary in Lease PARAGRAPH 9:

              (a) In the event of a Premises Total Destruction, the repair and/or restoration of which, in the judgment of a licensed general contractor designated by Lessor, subject to Lessee's prior approval (which approval shall not be unreasonably withheld), is capable of being substantially completed to a condition so as to permit the operation of Lessee's business from the Premises within one hundred eighty (180) days following the date of casualty, Lessor may elect by written notice to Lessee delivered within forty-five (45) days following the date of casualty, to repair the Premises in the same manner as if such casualty had constituted Premises Partial Damage that was an Insured Loss under Lease PARAGRAPH 9.2 in the event of which election, the Lease shall not terminate, Lessor shall repair the Premises in the same manner as if such casualty had constituted Premises Partial Damage that was an Insured Loss under Lease PARAGRAPH 9.2, and the Lease (as hereby amended) shall continue in full force and effect.

              (b) If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee and/or any of Lessee's employees, agents, representatives and/or contractors (in which event Lessee shall make the repairs at Lessee's expense and the Lease shall continue in full force and effect, but subject to Lessor's rights under Lease PARAGRAPH 13 (as herein modified)), and such damage materially interferes with the operation of Lessee's business from the Premises for its intended use, then either party may elect within sixty (60) days following the occurrence of the casualty either (i) to pay the cost of repair and/or restoration of the Premises, in which event the Lease (as hereby amended) shall continue in full force and effect, or (ii) to terminate the Lease by written notice to the other party; provided that the party receiving such termination notice may elect to nullify such termination by agreeing in written notice to the terminating party (delivered by the later to occur of (A) ten (10) days following receipt of such termination notice, or (B) sixty (60) days following the occurrence of the casualty) to pay the cost of repair and/or restoration of the Premises, in the event of which election, the election to terminate shall be null and void, the party making such election shall be responsible for the cost of repair and/or restoration of the Premises, and the Lease (as hereby amended) shall continue in full force and effect. In the event either party agrees to pay the cost of repair and/or restoration of the Premises, Lessor shall perform such repair and/or restoration of the Premises in the same manner as if such casualty had constituted Premises Partial Damage that was an Insured Loss under Lease PARAGRAPH 9.2 at the cost of the party so agreeing to pay the cost of such repair and/or restoration; provided that if Lessee is the party so electing to pay the cost of repair and/or restoration of the Premises, as a condition to Lessor's obligation to repair (which condition may be waived by Lessor without in any manner limiting Lessee's responsibility for the making of such payment), Lessee shall within thirty (30) days following such election, provide Lessor with funds equal to the estimated cost thereof (or security for the payment thereof satisfactory to Lessor), and if such funds (or such security) is not so received by Lessor within such thirty (30) day period, Lessor may terminate the Lease by written notice to Lessee.

              (c) In the event of a casualty to the Premises which is not an Insured Loss but which does not result in the termination of the Lease, provided such casualty was not caused by the negligence or willful act of Lessee and/or any of Lessee's employees, agents, representatives and/or contractors, Lessee shall be entitled to a proportionate abatement of its rental and other monetary obligations under the Lease from and after the date of such casualty during the course of repair and/or restoration, in the same manner as is provided in Lease PARAGRAPH 9.6(a) with respect to a casualty which is a Partial Damage Insured Loss.

       9. Notwithstanding anything contained in the Lease (including, without limitation, Lease ARTICLE 10) to the contrary:

              (a) Lessee acknowledges and agrees that for so long as Lessor's interest in the Premises is owned by the state or any local public entity or government, including without limitation a state public retirement system, the Lease (as herein amended) and Lessee's interest thereunder may constitute a possessory interest subject to property taxation and as a result Lessee may be subject to the payment of real estate taxes levied on that interest (in which event, Lessee shall promptly pay such taxes). In addition, for so long as the Lessor's interest in the Premises is owned by a state public retirement system, the full cash value, as defined in Sections 110 and 110.1 of the Revenue and Taxation Code, of the possessory interest upon which Real Estate Taxes will be based shall equal the greater of (a) the full cash value of the possessory interest, or (b) Lessee's allocable share of the full cash value of the property that would have been taxed if the property had been subject to property tax upon acquisition by the state public retirement system.

              (b) In the event of the occurrence of any "change in ownership" as defined in Section 60 of the California Revenue and Taxation Code during the initial seven (7) year and six (6) month Original Term of the Lease, Lessee shall be liable for fifty percent (50%) of any increase in Real Property Taxes attributable to a reassessment due to such change in ownership, which increase shall be measured from the amount of Real Property Taxes which would have been payable by Lessee prior to such change in ownership if Lessor were not a public entity (resulting in the payment by Lessee of possessory interest taxes pursuant to subsection (a) above) and Real Property Taxes had been payable under the Proposition 13 method of calculation (based upon Lessors purchase price for the Premises, subject to annual increases in assessment value permitted under the Proposition 13 method of calculation).

              (c) "REAL PROPERTY TAXES" shall not include any taxes or assessments imposed in order to finance the initial development or construction of the Premises.

       10.    Notwithstanding anything to the contrary contained in Lease
ARTICLE 12:

              (a) In determining whether to reasonably consent to a proposed assignment or subletting, (i) it shall not be unreasonable for Lessor to withhold its consent to any such assignment or subletting if a proposed assignee's or subtenant's anticipated or proposed use of the Premises involves the generation storage, use, treatment or disposal of any Hazardous Substance; and (ii) Lessor may consider, among other things, whether the use of the Premises by the proposed assignee or subtenant will involve the generation, storage, use, treatment or disposal of any Hazardous Substances, or will in any way increase any potential risk or liability to Lessor arising out of or relating to Hazardous Substances.

              (b) Should Lessee desire to enter into an assignment or subletting, Lessee shall provide not less than thirty (30) days prior written notice thereof to Lessor setting forth the name of the proposed assignee or subtenant, the term, use, rental rate and other relevant particulars of the proposed assignment or subletting, including, without limitation, evidence satisfactory to Lessor that the proposed assignee or subtenant will not use, store or dispose of any Hazardous Substances in or on the Premises, and that the proposed assignee or subtenant will immediately occupy and thereafter use the Premises for the entire term of the Lease or the sublease (as the case may be). Such notice shall be accompanied by a copy of the proposed assignment or sublease agreement and any documents or financial information Lessor may require in order to make a determination as to the suitability of the assignee or subtenant.

              (c) In addition to Lessor's right of approval of any proposed assignment or subletting as provided herein, Lessor shall have the option, in the event of any proposed assignment or subletting of all or substantially all of the Premises, to terminate the Lease as to the affected portion of the Premises as of the proposed effective date of the proposed assignment or subletting set forth in Lessee's notice. Such option to terminate shall be exercised, if at all, by Lessor giving Lessee written notice thereof within thirty (30) days following Lessor's receipt of Lessee's written request. In the event of such termination by Lessor, from and after the effective date of such termination, Lessor and Lessee shall have no further obligations or liabilities to each other with respect to the affected portion of the Premises, except with respect to obligations or liabilities which have accrued as of, or survive, such termination (in the same manner as if such termination date were the date originally fixed for the expiration of the Lease term). Without in any manner limiting the rights of Lessor, following any such termination by Lessor, Lessor may lease the affected portion of the Premises to the prospective assignee or subtenant proposed by Lessee, without liability to the Lessee. Lessor's failure to exercise such termination right as herein provided shall not be construed as Lessor's consent to the proposed assignment or subletting.

              (d) Notwithstanding anything to the contrary contained in the Lease (as hereby amended):

                     (i) Lessee shall be permitted to assign the Lease without Lessor's prior consent and without being subject to the provisions of
SECTION 1O(c) above, but upon fifteen (15) days prior written notice to Lessor, in the event that (1) at the time of the proposed assignment, Lessee is not in monetary default beyond the applicable cure period set forth in the Lease, (2) the proposed assignee shall agree in writing to assume all of Lessee's obligations under the Lease, as hereby amended, (3) Lessee shall assign substantially all of its other leases for premises leased by Lessee to such assignee, and (4) the proposed assignee has a tangible no worth of at bast Two Million Dollars ($2,000,000.00); and

                     (ii) Without the same being deemed to constitute an assignment requiring Lessor's consent pursuant hereto, provided the business operated from the Premises continues to be operated in accordance with the provisions of the Lease (as hereby amended), (1) Lessee shall be permitted to sell or offer to sell up to ninety-five percent (95%) of Lessee's capital stock to a private corporation or the public in accordance with the qualifications or registration requirements of the laws and regulations of the State of California; and/or (2) Lessee may transfer its ownership interest by bequest or inheritance between or among the present majority shareholders of Lessee, to their immediate family (IE., spouses, parents, siblings, children and/or grandchildren), or any trust created for the benefit of such immediate family member or members.

       However, any transfer of stock or other ownership interest of Lessee which is made with the primary purpose of circumventing the restrictions imposed under Lease PARAGRAPH 12 or the other provisions of this Addendum shall be deemed to be an assignment requiring Lessor's consent.

       11. Notwithstanding anything to the contrary contained in the Lease, following the first Lessee Default pursuant to Lease PARAGRAPH 13.1
(a), (b), (c) or (d), Lessor shall not pursue the remedy set forth in Lease PARAGRAPH 13.2(a) unless Lessee shall have failed to cure the applicable Default within ninety (90) days following such Default; provided, however, that nothing contained herein shall be deemed to (a) limit Lessor's right to pursue any other rights and/or remedies with respect to such initial Default available under the Lease, at law and/or in equity (including, without limitation, the right to repossess the Premises pursuant to an unlawful detainer action), without regard to such ninety (90) day period, (b) limit Lessor's right to pursue any rights and/or remedies with respect to any subsequent Default by Lessee pursuant to Lease PARAGRAPH 13.1 (a), (b), (c) or (d), available under the Lease, at law and/or in equity, without regard to such ninety (90) day period, or (c) limit Lessor's right to pursue any rights and/or remedies with respect to any Default by Lessee pursuant to Lease PARAGRAPH 13.1 (e) or (f), available under the Lease, at law and/or in equity, without regard to such ninety (90) day period.

       12. Notwithstanding anything to the contrary contained in the Lease, in the event of any default by Lessor under the Lease which results in imminent threat of personal injury or material property damage such that the giving of notice thereof is not reasonably practical, Lessee shall have the right to cure such default in which event Lessor shall reimburse Lessee for the reasonable cost of such cure within thirty (30) days following Lessee's submission to Lessor of invoices or other reasonable evidence of the amount of such cost.

       13.    (a)    Subject to all terms of PARAGRAPH 39 of the Lease, Lessee
shall have the option (the "EXTENSION OPTION") to extend the term of the Lease by one additional five (5) year period (the "OPTION TERM") commencing upon the expiration of the initial Lease term by delivering written notice to Lessor of the irrevocable exercise of such option not earlier than twelve (12) months, and not later than six (6) months, prior to the expiration of the initial Lease term. Lessee's occupancy of the Premises during such Option Term shall be subject to all terms and conditions of the Lease applicable prior to the expiration of the initial term, except that (i) monthly Base Rent shall be adjusted as of the commencement of such Option Term to equal the then monthly "FAIR MARKET RENTAL VALUE" (as hereinafter defined) of the Premises as determined pursuant to SECTION 13(b) below, provided that in no event shall such monthly Base Rent as adjusted be less than the monthly Base Rent in effect immediately prior to the expiration of the initial Lease term, and (ii) Lessee shall have no further option to extend the term of the Lease. All references in the Lease and/or this Addendum to the Lease term or to the term of the Lease shall be deemed to refer to the initial Lease term, as extended by the Option Term, as applicable.

              (b) The Fair Market Rental Value of the Premises shall be determined as follows. Within fifteen (15) days following Lessor's receipt of Lessee's notice electing to exercise the Extension Option, Lessor shall deliver notice to Lessee setting forth Lessor's determination of the Fair Market Rental Value of the Premises. Within ten (10) days following receipt of such notice from Lesson Lessee shall deliver written notice ("LESSEE'S RESPONSE NOTICE") to Lessor electing either to accept or dispute Lessor's determination of Fair Market Rental Value of the Premises. If Lessee disputes Lessor's determination, the parties shall thereafter promptly meet and endeavor in good faith to agree upon the Fair Market Rental Value of the Premises. If, despite the exercise of such good faith efforts, the parties are unable to agree upon the Fair Market Rental Value of the Premises by the date (the "START DATE") which is fifteen
(15) days following Lessor's receipt of Lessee's Response Notice (, the Fair Market Rental Value of the Premises shall be determined by appraisal as follows:
Within fifteen (15) days following the Start Date, each party shall deliver written notice to the other of its determination of the Fair Market Rental Value of the Premises. Failure by either party to make a determination of the Fair Market Rental Value of the Premises within such fifteen (15) day period shall conclusively be deemed such party's approval of the Fair Market Rental Value determined by the other party. If both parties make such determination within such fifteen (15) day period, within ten (10) days following the date such determination has been made by each party, each party shall appoint an appraiser who shall be M.A.I. and shall have at least five (5) years experience, ending on the date of their appointment, in the appraisal of industrial properties comparable to the Premises in the vicinity of the Premises who shall have not been employed by, or affiliated with, either of the parties during the five (5) year period immediately prior to such appointment, and provide written notice to the other party of such appointment. The determination of the appraisers shall be limited solely to the issue of whether Lessor's or Lessee's submitted determination of Fair Market Rental Value of the Premises is closest to the actual Fair Market Rental Value as determined by the appraisers, taking into account the definition of Fair Market Rental Value set forth herein. If either party fails to appoint an appraiser within such ten (10) day period provided herein, the appraiser appointed by one of them shall reach a decision, notify the parties thereof, and such appraiser's decision shall be binding upon the parties. If two (2) appraisers are appointed as provided herein, the two (2) appraisers so appointed shall, within ten (10) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser meeting the qualifications set forth above with respect to the initial two (2) appraisers, and deliver written notice of such appointment to the parties. If the two (2) appraisers are unable to agree on the third appraiser within such ten (10) day period, either party may request the M.A.I. President of the Chapter of the American Institute of Real Estate Appraisers with jurisdiction over the area of the Premises to select a third appraiser meeting the qualifications stated herein. The three (3) appraisers so appointed shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Lessor's or Lessee's submitted determination of the Fair Market Rental Value of the Premises, and shall notify Lessor and Lessee thereof. The decision of the majority of the appraisers shall be binding upon Lessor and Lessee. Each party shall pay the cost of its own appraiser and one-half of the cost of the third appraiser.

              (c) As used herein, the "FAIR MARKET RENTAL VALUE" of the Premises shall mean an amount per square foot within the Premises equivalent to what a willing, comparable, non-expansion, non-equity tenant would pay, and a willing, comparable landlord of an industrial facility comparable to the Premises in terms of location, quality, level of service, amenities, age and appearance, would accept, at arm's length for a comparable amount of space for a comparable amount of time (as if such transaction were entered into with respect to a lease of premises commencing upon the commencement of the Option Term).

              (d) The original Lessee signatory to the Lease shall remain liable for the performance of the obligations of "Lessee" under the Lease (as hereby amended) during any Option Term, notwithstanding any assignment, subletting and/or other transfer by Lessee pursuant to the Lease, whether with or without Lessor's consent.

       14. Neither the Lease, this Addendum, nor any memorandum of either thereof shall be recorded by either Lessor or Lessee.

       15. Lessee shall vacate the Premises upon the expiration of the Lease term or earlier termination of the Lease. Lessee indemnify, defend and hold harmless Lessor from and against any and all claims, losses, liabilities, causes of action, damages, costs and/or expenses (including, without limitation, attorneys' fees and expenses) arising as a result of any delay by Lessee in vacating the Premises, including, without limitation, damages sought by the next prospective lessee due to Lessor's inability to deliver the premises as agreed with new lessee. If Lessee does not vacate the Premises upon the expiration of the Lease term or earlier termination of the Lease, Lessee's occupancy of the Premises shall be deemed to be as a tenant at sufferance only, subject to all applicable provisions of the Lease, except that the month Base Rent payable during such holding over shall equal one hundred fifty percent (150%) of the monthly Base Rent in effect immediately prior to such expiration or termination.

              16. It is expressly understood and agreed that notwithstanding anything in the Lease, as hereby amended, to the contrary, and notwithstanding any Applicable Law to the contrary, the liability of Lessor hereunder (including any successor to Lessor) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the equity interest of Lessor in and to the Premises, Lessor shall not have any personal liability therefor, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. If the Lease is being executed by AMB Institutional Realty Advisors, Inc. ("AMB"), on behalf of Lessor, no present or future officer, director, employee, trustee, member, investment manager or agent of AMB shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, investment manager or agent under or in connection with the Lease, as hereby amended, or any other document or instrument heretofore or hereafter executed in connection with the Lease or this Addendum. Lessee hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Lessor provided by law or in any other contract, agreement or instrument.

       17. Lessor is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Part 13 of the California Education Code, Sections 22000 et seq., as amended (the "EDUCATION CODE"). As a result, Lessor is prohibited from engaging in certain transactions with a "school district or other employing agency" as a "member, retirant or beneficiary" (as those terms are defined in the Education Code). In addition, Lessor may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 USC Section 1 et seq. (the "CODE"). Accordingly, Lessee hereby certifies, represents and warrants that: (a) Lessee is neither a school district or other employing agency nor a member, retirant or beneficiary;
(b) Lessee has not made any contribution or contributions to Lessor; (c) neither a school district or other employing agency, nor a member, retirant or beneficiary, nor any person who has made any contribution to Lessor, nor any combination thereof, is related to Lessee by any relationship described in
Section 267(b) of the Education Code; (d) neither Lessor, AMB, their affiliates, related entities, officers or employees, nor any Lessor board member, employee or internal investment contractor (collectively, "LESSOR AFFILIATES") has received or will receive, directly or indirectly, any payment considered or other benefit from, nor does any Lessor Affiliate have any agreement or arrangement with, Lessee or any person or entity affiliated with Lessee, relating to the transactions contemplated by the Lease as hereby amended, except as expressly stated therein; and (e) to the best of Lessee's knowledge, no Lessor Affiliate has any direct or indirect ownership in Lessee or any person or entity affiliated with Lessee.

       18. Lessee hereby agrees and acknowledges that the Premises is presently leased by Lessor to an alternate occupant and that it shall be a condition precedent to the effectiveness of the Lease and this Addendum (the "CONDITION PRECEDENT") that Lessor enter into an agreement for the termination of the lease of the Premises by such existing occupant on terms and conditions acceptable to Lessor in its sole and absolute discretion. If such Condition Precedent is not satisfied by October 1, 1994, it shall be deemed that the Condition Precedent shall not be satisfied and the Lease and this Addendum shall be of no further force or effect and neither party shall have any further obligation or liability thereunder.

       IN WITNESS WHEREOF, the parties hereto have entered into this Addendum as of the date first written above.

LESSOR:                                   LESSEE

CALIFORNIA STATE TEACHERS'                BABE, INC., a California corporation
RETIREMENT SYSTEM, a retirement           dba Bebe
system created pursuant to the
laws of the State of California           By: /s/ Manny Mashouf

       By:  AMB INSTITUTIONAL REALTY      Print Name: Manny Mashouf
            ADVISORS, INC., a
            California corporate,         Its: President
            as advisor

            By: /s/ Gayle P. Starr        By: ________________________

            Print Name: Gayle P. Staff    Print Name: ________________

            Its: Asset Manager            Its: _______________________

       Date: ______________, 1994         Date: ______________, 1994

AGREED AS TO PERFORMANCE OF THE OBLIGATIONS OF "MASHOUF" SET FORTH IN
SCHEDULE 1:

/s/ Manny Mashouf
------------------
MANNY MASHOUF
Aug 8th, 1994

                                      SCHEDULE 1

                             IMPROVEMENT OF THE PREMISES


1      AS IS LEASE.  Within sixty (60) days following the Commencement Date,
Lessor shall cause the performance of that certain work described in SCHEDULE 2 attached to the Addendum of which this SCHEDULE 1 is a part and incorporated in the Addendum by this reference under the heading "Lessor Work Within 60 Days Following the Commencement Date", and promptly following the completion of the Lessee Improvements, by June 1, 1995, subject to delays due to "FORCE MAJEURE EVENTS" (as hereinafter defined), Lessor shall cause the performance of that certain work described in SCHEDULE 2 attached to the Addendum under the heading "Lessor Work Following the Completion of the Lessee Improvements". At the conclusion of such construction by Lessor, Lessor shall deliver to Lessee a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises installed or constructed as a part of such work set forth on SCHEDULE 2. Except as otherwise expressly provided in the Lease or the Addendum of which this SCHEDULE 1 is a part, Lessee and Lessor hereby agree and acknowledge that the lease of the Premises by Lessee shall be on an entirely "AS IS" basis, Lessee having inspected the Premises and agreeing (a) to accept the Premises in the condition existing as of the Commencement Date, with Lessor having no obligation for the alteration or improvement of the Premises, and (b) that neither Lessor nor any of Lessor's agents or representatives, nor broker or any other person or entity has made any representations or warranties as to the condition of the Premises or any part thereof or anything therein or thereon.

2      LESSEE IMPROVEMENTS.

       2.1 Lessee shall be entitled to a one-time tenant improvement allowance (the "Allowance") in the amount of Two Hundred Thirty Thousand Dollars ($230,000.00) for the costs ("PERMITTED IMPROVEMENT COSTS") relating to the design, architecture, engineering (including mechanical work) and initial construction of Lessee's improvements which are actually permanently affixed to the Premises and pre-fabricated partitions (the "PARTITIONS") which, notwithstanding anything to the contrary contained in the Lease of the Addendum of which this SCHEDULE 1 is a part, shall not be removed by Lessee during the Lease term without Lessor's prior written consent, and which shall become the sole property of Lessor upon the expiration of the Lease term or earlier termination of the Lease (the "LESSEE IMPROVEMENTS"). In no event shall Lessor be obligated to make disbursements pursuant to this SCHEDULE 1 in a total amount which exceeds the Allowance. The parties hereby agree and acknowledge that Permitted Improvement Costs shall not include costs of design, construction or installation of any of Lessee's Trade Fixtures (other than the Partitions), furniture or other personal property including, without limitation, computer systems, telephone systems, shelving, tables, chairs and desks.

       2.2 Payment of the Allowance shall be made in two (2) equal installments as follows. The first installment of the Allowance shall be paid by Lessor to Lessee by check payable to Lessee within fifteen (1 5) business days following completion of not less fifty percent (50%) of the Lessee Improvements and Lessee's submission to Lessor of certification executed by Lessee, the Contractor and Manny Mashouf, an individual ("MASHOUF"), certifying that the Lessee Improvements have then been completed to an extent of not less than fifty percent (50%) and that such payment shall be used to pay for Permitted Improvement Costs theretofore incurred by Lessee and/or to reimburse Lessee for Permitted Improvement Costs theretofore paid by Lessee. The second installment of the Allowance shall be paid by Lessor to Lessee by check payable to Lessee within fifteen (15) business days following the last to occur of (a) full completion of the Lessee Improvements and Lessor's receipt of certification thereof executed by Lessee, the Contractor and Mashouf, which certification shall also state that all materials and all property constituting Lessee's Improvements are free and clear of encumbrances, liens or charges irrespective of whether or not said liens have been filed or otherwise placed in public record, that the Permitted Improvement Costs are equal to exceed the amount of the Allowance, and that such payment shall be used to pay for Permitted Improvement Costs theretofore incurred by Lessee and/or to reimburse Lessee for Permitted Improvement Costs theretofore paid by Lessee, (b) delivery to Lessor of final unconditional lien waivers and releases, in statutorily-required form, from the General Contractor and all of Lessee's Agents with respect to all work in connection with the Lessee Improvements, (c) Lessee's receipt of a certificate of occupancy with respect to the Premises, opening for business from the Premises and commencement of payment of Base Rent. In the event any portion of the Allowance is not so paid by Lessor to Lessee when due in accordance with this SECTION 2, notwithstanding anything to the contrary contained in the Lease, Lessee shall have the right to offset such amounts as remain unpaid and are so owing from Lessor to Lessee against Lessee's rental obligations first otherwise coming due under the Lease.

       2.3 Lessor shall only be obligated to make disbursements from the Allowance to the extent costs are incurred by Lessee for Allowance Items. All Allowance Items for which the Allowance has been made available shall be deemed Lessor's property under the terms of the Lease. Lessee shall not be entitled to the payment of, use, or offset against rental in the amount of, any unused portion of the Allowance remaining following the completion of the Lessee Improvements.

3      FINAL PLANS AND SPECIFICATIONS.  Lessee shall, subject to Lessor's approval, which approval shall not be unreasonably withheld, retain an architect or space planner (the "ARCHITECT") to prepare the "FINAL PLANS AND SPECIFICATIONS" (as hereinafter defined), and engineering consultants (the "ENGINEERS"), to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work to be completed in the Premises. Promptly following the satisfaction of the "CONDITION PRECEDENT" (as defined in the Addendum of which this SCHEDULE 1 is a part) but in no event later than ten (10) business days thereafter, Lessee shall cause the Architect and Engineers to prepare the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL PLANS AND SPECIFICATIONS") and shall submit four complete sets of the same to Lessor for Lessor's approval. Lessor shall advise Lessee within five (5) business days after Lessor's receipt of the Final Plans and Specifications for the Premises if the same are unsatisfactory or incomplete in any respect. If Lessee is so advised, Lessee shall immediately revise the Final Plans and Specifications in accordance with such review and any disapproval of Lessor in connection therewith, and resubmit the such revised Final Plans and Specifications for Lessor's approval. Lessor shall advise Lessee within five (5) business days after Lessor's receipt of any such revised Final Plans and Specifications if the same are unsatisfactory or incomplete in any respect, and in the event of any disapproval, the parties shall continue with the process of revision and resubmission of the Final Plans and Specifications in accordance herewith until the approval of the Final Plans and Specifications by Lessor. The Final Plans and Specifications shall be approved by Lessor prior to the commencement of construction of the Lessee Improvements by Lessee. As used herein, the "APPROVED WORKING DRAWINGS" shall mean the Final Plans and Specifications approved by Lessor. Within three (3) business days after approval by Lessor of the Approved Working Drawings, Lessee shall submit the same to the applicable governmental authorities for all applicable building permits. Lessee hereby agrees that neither Lessor nor


                                SCHEDULE 1 - PAGE 1

Lessor's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Lessee's responsibility; provided, however, that Lessor shall cooperate with Lessee in executing permit applications and performing other ministerial acts reasonably necessary to enable Lessee to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessor's review of the Final Plans and Specification as set forth herein, shall be for its sole purpose and shall not imply Lessor's review of the same, or obligate Lessor to review the same, for quality, design, compliance with Applicable Laws or other like matters. Accordingly, notwithstanding that the Approved Working Drawings are reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor's space planner, architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Approved Working Drawings, and Lessee's indemnity and waiver set forth in the PARAGRAPHS 8.7 and
8.8 of the Lease shall specifically apply to the Approved Working Drawings. Furthermore, Lessee and Architect shall verify, in the field, the existing improvements in the Premises, and Lessee and Architect shall be solely responsible for such verification.

4      CONSTRUCTION OF THE LESSEE IMPROVEMENTS.

       4.1 Lessee shall retain a licensed general contractor (the "CONTRACTOR"), as contractor for the construction of the Lessee Improvements designated by Lessee and reasonably approved by Lessor. All subcontractors, laborers, materialmen, and suppliers used by Lessee (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Lessee's Agents") must be approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

       4.2 (a) Prior to Lessee's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Lessee shall submit the Contract to Lessor for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Lessee Improvements, and after Lessee has accepted all bids for the Lessee Improvements, Lessee shall provide Lessor with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Lessee Improvements to be performed by or at the direction of Lessee or the Contractor. Mashouf hereby guaranties for the benefit of Lessor the payment by Lessee of all amounts owing to the Contractor pursuant to the Contract. The execution of the Addendum of which this SCHEDULE 1 is a part by Mashouf shall constitute Mashouf's agreement to such guaranty.

              (b)    (i)    The Lessee Improvements shall be constructed in
strict accordance with the Approved Working Drawings, all Applicable Laws, applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters), the National Electrical Code, and building material manufacturer's specifications. Each of Lessee's Agents shall guarantee to Lessee and for the benefit of Lessor that the portion of the Lessee Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Lessee's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one
(1) year after the completion of the work performed by such contractor or subcontractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Lessee Improvements, the Building and/or Premises that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Lessee Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Lessor and Lessee, as their respective interests may appear, and can be directly enforced by either. Lessee covenants to give to Lessor any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                     (ii) Lessee's indemnity of Lessor as set forth in PARAGRAPH 8.7 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Lessee or Lessee's Agents, or anyone directly or indirectly employed by any of them, or in connection with Lessee's non-payment of any amount arising out of the Lessee Improvements and/or Lessee's disapproval of all or any portion of any request for payment. Such indemnity by Lessee, as set forth in PARAGRAPH
8.7 of the Lease, shall also apply with respect to any and all cases, losses, damages, injuries and liabilities related in any way to Lessor's performance of any ministerial acts reasonably necessary to permit Lessee to complete the Lessee Improvements, and to enable Lessee to obtain any building permit or certificate of occupancy for the Premises. All of Lessee's Agents shall carry worker's compensation insurance covering all of their respective employees. Lessee, any construction manager retained by Lessee and the Contractor shall carry commercial general liability insurance covering the construction of the Lessee Improvements by Lessee's Agents, naming both Lessor and AMB Institutional Realty Advisors, Inc. as additional insureds, which insurance shall be primary and non-contributing with respect to any insurance maintained by Lessor and otherwise comply with the limits, be in the form, and be provided by companies, all as set forth in PARAGRAPH 8.2(a) of the Lease. Lessee shall carry "Builder's All Risk" insurance in an amount approved by Lessor covering the construction of the Lessee Improvements and including such extended coverage endorsements as may be reasonably required by Lessor, it being understood and agreed that the Lessee Improvements shall be insured by Lessee pursuant to PARAGRAPH 8.3 of the Lease immediately upon completion thereof. Certificates for all insurance carried pursuant to this SECTION 4.2(b)(ii) shall be delivered to Lessor before the commencement of construction of the Lessee Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Lessor thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Lessee Improvements are damaged by any cause during the course of the construction thereof, Lessee shall immediately repair the same at Lessee's sole cost and expense. All of the foregoing insurance coverage shall be maintained in force until the Lessee Improvements are fully completed and accepted by Lessor, except that Products and Completed Operation Coverage insurance shall be maintained by the Contractor for five (5) years following completion of the work and acceptance by Lessor and Lessee. All insurance maintained by Lessee's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Lessor and that any other insurance maintained by Lessor is excess and noncontributing with the insurance required hereunder.

              (c) Lessor shall have the right to inspect the Lessee Improvements at all times, provided however, that Lessor's failure to inspect the Lessee Improvements shall in no event constitute a waiver of any of Lessor's rights hereunder nor shall Lessor's inspection of the Lessee Improvements constitute Lessor's approval of the same. Should Lessor disapprove any portion of the Lessee Improvements, Lessor shall notify Lessee in writing of such disapproval and shall specify the items disapproved, Any defects or deviations in, and/or disapproval by Lessor of, the Lessee Improvements shall be rectified by Lessee at no expense to Lessor.


                                SCHEDULE 1 - PAGE 2

       4.3 NOTICE OF COMPLETION: COPY OF "AS BUILT" PLANS. Within ten (10) days after completion of construction of the Lessee Improvements, Lessee shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Lessor upon such recordation. If Lessee fails to do so, Lessor may execute and file the same on behalf of Lessee as Lessee's agent for such purpose, at Lessee's sole cost and expense. At the conclusion of construction, Lessee shall cause the Architect and Contractor (a) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (b) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Lessor two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises. In addition, at the conclusion of construction, Lessee shall deliver to Lessor a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

5      MISCELLANEOUS.

       5.1 The "SUBSTANTIAL COMPLETION OF THE LESSEE IMPROVEMENTS" shall be deemed to occur for purposes of the Lease on such date as the Lessee Improvements have been substantially completed but for such customary "punch list" items (to be promptly completed by Lessee) which do not materially interfere with Lessee's operation of its business from the Premises.

       5.2 Notwithstanding any provision to the contrary contained herein, in the event of the occurrence of any Lessee default under the Lease (as amended by the Addendum of which this SCHEDULE 1 is a part) at any time on or before the completion of the Lessee Improvements, then (a) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to withhold payment of all or any portion of the Allowance and/or Lessor may cause Contractor to cease the construction of the Lessee Improvements in the Premises, and (b) all other obligations of Lessor under the terms of this
SCHEDULE 1 shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (as amended by the Addendum).

5.3    The time for performance by either party of any obligation under this
SCHEDULE 1 (other than monetary payments, except as specifically provided in SECTION 2 (a) of the Addendum of which this SCHEDULE 1 is a part) shall be extended on a day for day basis to the extent of any delay resulting from the occurrence of any of the following (collectively, any "FORCE MAJEURE EVENT"): fire, earthquake, explosion, flood, weather, the elements, acts of God or the public enemy, strike, other labor trouble, interference of governmental authorities or agents, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond the reasonable control of the party obligated for such performance (financial inability excepted); provided, however, that the parties hereby agree that obtaining necessary building permits for construction of Lessee Improvements, with Lessee using its best efforts and diligence, is estimated to require six
(6) weeks to obtain, with Lessee using its best efforts and due diligence to obtain such building permits, and therefore, delays in obtaining such building permits shall only be deemed to constitute a Force Majeure Event to the extent the time for obtaining such permits exceeds six (6) weeks following submission by Lessee of all necessary fees, plans, specifications and other materials required by the applicable governmental authority in order to issue such building permits, with Lessee using its best efforts and diligence to obtain such permits. Notwithstanding anything to the contrary contained herein, the acts or omissions of Lessee's Agents shall not constitute Force Majeure Events. Lessee shall provide Lessor with written notice (the "FORCE MAJEURE NOTICE") of the occurrence of any Force Majeure Event within three (3) business days following Lessee's or any of Lessee's Agents' first learning of the occurrence thereof, and if Lessee fails to deliver such Force Majeure Notice within such three (3) business day period, (i) such Force Majeure Event shall not be deemed to have occurred for all purposes of the Lease (as amended by the Addendum of which this SCHEDULE 1 is a part) until the date Lessee provides such Force Majeure Notice to Lessor, and (ii) Lessee shall not be entitled to any extension of the commencement date for payment of Base Rent for delays due to such Force Majeure Event occurring prior to Lessee's delivery of such Force Majeure Notice to Lessor.


                                SCHEDULE 1 - PAGE 3

                                     SCHEDULE 2

LESSOR WORK WITHIN 60 DAYS FOLLOWING THE COMMENCEMENT DATE

1. Certain HVAC work as set forth in that certain proposal dated May 10, 1994 from Burlingame Heating & Ventilation, Inc.

2. Certain roof repair work as set forth in that certain roof survey dated April 28, 1994 from Alliance Roofing.

3. Certain repairs to the roll-up doors, dock levelers and dock bumpers as set forth in that certain proposal dated June 3, 1994 from Trucking Equipment Supply Co.

4. Certain repairs to the fire protection system as set forth in that certain proposal dated July 14, 1994 from Allen Automatic Sprinkler.

LESSOR WORK FOLLOWING THE COMPLETION OF THE LESSEE IMPROVEMENTS

1. Certain exterior painting and paving repairs as set forth in that certain proposal dated May 4, 1994 from Dibble & Company Construction Consultants.

2. Certain landscape upgrades as set forth in that certain proposal dated May 3, 1994 from Industrial Park Landscape Maintenance.

       The parties hereby acknowledge that reference to the foregoing proposals is only for purposes of describing work to be performed and that Lessor may use the party providing such proposal and/or any other contractor, consultant or other entity for the performance of such work.


                                SCHEDULE 2 - PAGE 1